                                                                  Exhibit 99.1

[IMMUNOGEN, INC. LETTERHEAD]
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CONTACTS:


       ---------------------------------------------------- --------------------------------------------------
       FOR IMMUNOGEN, INC.                                  FOR BOEHRINGER INGELHEIM
       Carol Hausner (Investors)                            Kerstin Felix
       Senior Director, Investor Relations and              Boehringer Ingelheim GmbH
       Corporate Communications                             CD Communications
       Tel: (617) 995-2500                                  55216 Ingelheim
       info@immunogen.com                                   Germany
       Pete Holmberg (Media)                                Phone: +49 6132 77 9040
       Rx Communications Group, LLC                         Kerstin.Felix@ing.boehringer-ingelheim.com
       Tel:  (917) 322-2164
       pholmberg@rxir.com
       ---------------------------------------------------- --------------------------------------------------


FOR IMMEDIATE RELEASE


              BOEHRINGER INGELHEIM AND IMMUNOGEN ACHIEVE MILESTONE
                    IN DEVELOPMENT OF NOVEL ANTI-CANCER AGENT

INGELHEIM, GERMANY AND CAMBRIDGE, MA, UNITED STATES, OCTOBER 15, 2002 - Boehringer Ingelheim and ImmunoGen, Inc. (Nasdaq: IMGN) today announced the achievement of a milestone - the initiation of clinical trials - in their collaboration to develop a novel anti-cancer agent using ImmunoGen's DM1 Tumor-Activated Prodrug (TAP) technology with Boehringer Ingelheim's anti-CD44v6 antibody. This accomplishment with the product candidate bivatuzumab mertansine triggers payment of an undisclosed amount by Boehringer Ingelheim to ImmunoGen.

Wolfgang J. Rettig, M.D., Ph.D., Head of Research and Development at Boehringer Ingelheim Austria in Vienna, the corporation's dedicated drug discovery center for innovative cancer medicines said, "We are encouraged by the preclinical profile of bivatuzumab mertansine and are pleased to advance this product candidate into clinical testing."

Mitchel Sayare, Ph.D., ImmunoGen Chairman and CEO, commented, "Boehringer Ingelheim has made excellent progress in their development of a novel anti-cancer product using our DM1 TAP technology with their anti-CD44v6 antibody. The achievements by our licensing partners in development of TAP products help expand the body of experience with our technology and increase its visibility in the scientific and medical community."

In November 2001, the companies announced that Boehringer Ingelheim had licensed the right to develop and commercialize products that use ImmunoGen's maytansinoid TAP technology with antibodies that target CD44, such as Boehringer Ingelheim's anti-CD44v6 antibody.


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        Boehringer Ingelheim and ImmunoGen Achieve Milestone in Development of
                                                       Novel Anti-Cancer Agent
                                                                        Page 2

ImmunoGen received an upfront payment at the time. Under the agreement, ImmunoGen also receives milestone payments plus royalties on net product sales.

IMMUNOGEN'S TAP TECHNOLOGY

ImmunoGen's TAP technology is designed to specifically kill cancer cells with minimal harm to healthy tissue. Each TAP product is comprised of a potent cell-killing agent - the effector molecule - conjugated to a tumor-targeting monoclonal antibody. ImmunoGen attaches the effector molecule to the antibody using a link that is very stable when the TAP product is circulating in the blood, but readily broken once the product has entered the cancer cell, thus freeing the effector molecule to kill the cancer cell. ImmunoGen's lead effector molecule, DM1, is a proprietary derivative of the potent cytotoxic agent maytansine.

ABOUT BOEHRINGER INGELHEIM

The Boehringer Ingelheim group of companies, headquartered in Ingelheim, Germany, is one of the 20 leading pharmaceutical corporations in the world. In 2001, it posted revenues of EUR 6.7 billion. Boehringer Ingelheim, which has some 140 affiliated companies in 42 countries worldwide, focuses on human pharmaceuticals and animal health. The human pharmaceuticals business, which accounts for 95% of sales, is comprised of prescription medicines, consumer health care products, chemicals and biopharmaceuticals for industrial customers. Research and development, production, and distribution facilities are located around the globe. In 2001, Boehringer Ingelheim's R&D spending was more than EUR 1 billion which is almost a fifth of net sales in Prescription Medicines. As a research-driven company, Boehringer Ingelheim has R&D centers in Austria, Canada, Germany, Japan and the USA. For more information on Boehringer Ingelheim, please see the international Internet website www.boehringer-ingelheim.com.

ABOUT IMMUNOGEN, INC.

ImmunoGen, Inc. develops targeted anti-cancer biopharmaceuticals. The Company's TAP technology couples highly potent cell-killing (cytotoxic) agents with tumor-targeting antibodies to create effective new treatments for cancer with minimal damage to normal tissue. Two ImmunoGen-developed TAP products are in clinical trials - cantuzumab mertansine and huN901-DM1/BB-10901. The former is licensed to GlaxoSmithKline; the latter is licensed to British Biotech in certain territories. Several companies are developing TAP products comprised of ImmunoGen's TAP technology and their own antibody - Genentech (Trastuzumab-DM1), Millennium (MLN591DM1) and Boehringer Ingelheim (bivatuzumab mertansine). ImmunoGen also has multi-target agreements with Genentech, Abgenix, and Millennium that can potentially yield multiple additional TAP products. For more information on ImmunoGen, please visit our website at www.immunogen.com.

FOR IMMUNOGEN, INC.

THIS PRESS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS BASED ON MANAGEMENT'S CURRENT EXPECTATIONS. FOR THESE STATEMENTS, WE CLAIM THE PROTECTION OF THE SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS PROVIDED BY THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. THERE ARE POSSIBLE DEVELOPMENTS THAT COULD CAUSE OUR ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE DISCUSSED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. YOU ARE CAUTIONED NOT TO PLACE


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        Boehringer Ingelheim and ImmunoGen Achieve Milestone in Development of
                                                       Novel Anti-Cancer Agent
                                                                        Page 3

UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH ARE CURRENT ONLY AS OF THE DATE OF THIS RELEASE. WE DISCLAIM ANY INTENTION OR OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS, WHETHER AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE. FACTORS THAT COULD CAUSE FUTURE RESULTS TO DIFFER MATERIALLY FROM SUCH EXPECTATIONS INCLUDE, BUT ARE NOT LIMITED TO: THE SUCCESS OF THE COMPANY'S RESEARCH STRATEGY; THE APPLICABILITY OF THE DISCOVERIES MADE THEREIN; THE DIFFICULTIES INHERENT IN THE DEVELOPMENT OF PHARMACEUTICALS, INCLUDING UNCERTAINTIES AS TO THE TIMING AND RESULTS OF PRECLINICAL STUDIES; DELAYED ACHIEVEMENTS OF MILESTONES; RELIANCE ON COLLABORATORS; UNCERTAINTY AS TO WHETHER THE COMPANY'S POTENTIAL PRODUCTS WILL SUCCEED IN ENTERING HUMAN CLINICAL TRIALS AND UNCERTAINTY AS TO THE RESULTS OF SUCH TRIALS; UNCERTAINTY AS TO WHETHER ADEQUATE REIMBURSEMENT FOR THESE PRODUCTS WILL EXIST FROM THE GOVERNMENT, PRIVATE HEALTHCARE INSURERS AND THIRD-PARTY PAYORS; THE UNCERTAINTIES AS TO THE EXTENT OF FUTURE GOVERNMENT REGULATION OF THE PHARMACEUTICAL BUSINESS; AND OTHER FACTORS DESCRIBED IN IMMUNOGEN'S PERIODIC FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION.


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